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EXHIBIT A
to
SCHEDULE 13G

JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned parties hereby agree that the preceding Amendment No. 5 to Schedule 13G is being filed on behalf of each of them.

        IN WITNESS THEREOF, the parties have duly executed this agreement on this 13th day of February 2003.

/s/ WILLIAM J. PEARSE William J. Pearse
/s/ BARBARA A. PEARSE Barbara A. Pearse

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EXHIBIT A to SCHEDULE 13G